IMMEDIATE RELEASE

INTER PARFUMS AND BURBERRY GROUP PLC
HAVE EXTENDED CERTAIN TERMS OF THEIR FRAGRANCE LICENSE

New York, New York, December 22, 2010: Inter Parfums, Inc. (NASDAQ GS: IPAR) today announced that its 74% owned Paris-based subsidiary, Inter Parfums SA, the prestige fragrance company, and Burberry, the global luxury company, have extended by one year certain terms of their fragrance license, including the length of the agreement to December 31, 2017.  Burberry's right to buy the license has moved from December 31, 2011 to December 31, 2012, and the option requiring the consent of both parties to extend the license five years beyond 2017 now becomes exercisable at December 31, 2015.

Angela Ahrendts, Burberry Chief Executive Officer, commented, "Working in partnership, Inter Parfums and Burberry have created a highly successful fragrance business with outstanding growth prospects in both the fragrance and beauty categories.  Together, we are exploring paths to best achieve this potential."

Philippe Benacin, Inter Parfums President and Chief Executive Officer, added, "Burberry and Inter Parfums currently have a range of projects in various stages of development.  The amendment provides the flexibility to execute current priorities while exploring ways to work together in the future.  This includes structuring expansion of the recently launched Burberry Beauty business beyond the test phase."

About Burberry

Burberry is a global luxury brand with a distinctive British heritage, core outerwear base and one of the most recognised icons in the world. Burberry designs and sources apparel and accessories, selling through a diversified network of retail, wholesale, licensing and e-commerce channels worldwide. Burberry has five strategic themes to underpin its growth: leverage the franchise; intensify non-apparel development; accelerate retail-led growth; invest in under-penetrated markets; and pursue operational excellence.  At 30 September 2010, Burberry had 164 retail stores, 171 concessions (excluding Spain), 45 outlets and 55 franchise stores. Burberry, which is headquartered in London, was founded in 1856.  It is listed on the London Stock Exchange (BRBY.L) and is a constituent of the FTSE 100 index.

About Inter Parfums

Inter Parfums, Inc. develops, manufactures and distributes prestige perfumes and cosmetics as the exclusive worldwide licensee for Burberry, Van Cleef & Arpels, Jimmy Choo, Paul Smith, Montblanc, S.T. Dupont and Boucheron.  Inter Parfums, Inc. also owns Lanvin Perfumes and Nickel, a men's skin care company. It also produces personal care products for specialty retailers under exclusive agreements for Gap, Banana Republic, New York & Company, Brooks Brothers, bebe, Betsey Johnson and Nine West brands. In addition, Inter Parfums produces and supplies mass market fragrances and fragrance related products. Inter Parfums, Inc.'s products are sold in over 120 countries worldwide.

Forward Looking Statements

Statements in this release which are not historical in nature are forward-looking statements.  Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. In some cases you can identify forward-looking statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words.  You should not rely on forward-looking statements because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the risks and uncertainties discussed under the headings "Forward Looking Statements" and "Risk Factors" in Inter Parfums' annual report on Form 10-K for the fiscal year ended December 31, 2009 and the reports Inter Parfums files from time to time with the Securities and Exchange Commission.  Inter Parfums does not intend to and undertakes no duty to update the information contained in this press release.

Contact at Inter Parfums, Inc. Russell Greenberg, Exec. VP & CFO (212) 983-2640 rgreenberg@interparfumsinc.com www.interparfumsinc.com	or	Contact at Investor Relations Counsel The Equity Group Inc. Linda Latman (212) 836-9609/llatman@equityny.com Lena Cati (212) 836-9611/lcati@equityny.com www.theequitygroup.com